[FORM OF]
AMENDMENT NO. 2 TO THE
SHAREHOLDER SERVICES AGREEMENT


      SunAmerica Series Trust and The United States Life Insurance Company in the City of New York (formerly, First SunAmerica Life
Insurance Company) hereby amend the Shareholder Services
Agreement dated as of March 7, 2011 as follows:

      Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

	IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 2 to the Shareholder Services Agreement be effective as of the 16th day of July, 2012.



THE UNITED STATES LIFE
INSURANCE
COMPANY IN THE CITY OF
NEW YORK
(formerly, First SunAmerica
Life Insurance Company)



By:
Name:	Jana W. Greer
Title:


SUNAMERICA SERIES
TRUST



By:
Name:	John T. Genoy
Title:	President



SCHEDULE A
(as of  July 16, 2012)


Portfolios of SunAmerica Series Trust

Aggressive Growth Portfolio
Alliance Growth Portfolio
Balanced Portfolio
Blue Chip Growth Portfolio
Capital Growth Portfolio
Cash Management Portfolio
Corporate Bond Portfolio
Davis Venture Value Portfolio
"Dogs" of Wall Street Portfolio
Emerging Markets Portfolio
Equity Opportunities Portfolio
Foreign Value Portfolio
Fundamental Growth Portfolio
Global Bond Portfolio
Global Equities Portfolio
Growth-Income Portfolio
Growth Opportunities Portfolio
High-Yield Bond Portfolio
International Diversified Equities Portfolio
International Growth and Income Portfolio
Marsico Focused Growth Portfolio
MFS Massachusetts Investors Trust Portfolio
MFS Total Return Portfolio
Mid-Cap Growth Portfolio
Real Estate Portfolio
Small & Mid Cap Value Portfolio
Small Company Value Portfolio*
SunAmerica Dynamic Allocation Portfolio**
SunAmerica Dynamic Allocation Portfolio***
Technology Portfolio
Telecom Utility Portfolio
Total Return Bond Portfolio
American Funds Growth SAST Portfolio*
American Funds Global Growth SAST Portfolio*
American Funds Growth-Income Portfolio*
American Funds Asset Allocation SAST Portfolio*
________________
* Portfolio does not have Class 2 shares.
** Portfolio effective as of January 23, 2012
*** Portfolio effective as of July 3, 2012

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